Exhibit 4.8

SONOCO PRODUCTS COMPANY
to
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

SECOND SUPPLEMENTAL INDENTURE
Dated as of [•], 2010
Supplemental to the Indenture
dated as of June 15, 1991
Establishing a series of Securities
designated 5.75% Notes Due 2040

     SECOND SUPPLEMENTAL INDENTURE, dated as of [•], 2010 (herein called the “Second Supplemental Indenture”), between Sonoco Products Company, a corporation duly organized and existing under the laws of the State of South Carolina (hereinafter called the “Company”), and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A. and as successor to The Bank of New York), which was successor in interest to Wachovia Bank of North Carolina, National Association, as Trustee under the Original Indenture referred to below (hereinafter called the “Trustee”).
WITNESSETH:
     WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture dated as of June 15, 1991 (hereinafter called the “Original Indenture”), to provide for the issuance from time to time in one or more series of its unsecured debentures, notes, bonds or other evidences of indebtedness (herein called the “Securities”), the form and terms of which are to be established as set forth in Sections 201 and 301 of the Original Indenture;
     WHEREAS, Section 901(7) of the Original Indenture provides, among other things, that the Company and the Trustee may enter into indentures supplemental to the Original Indenture to, among other things, establish the form and terms of the Securities of any series as permitted in Sections 201 and 301 of the Original Indenture;
     WHEREAS, the Company desires to create a series of the Securities in an aggregate principal amount of $350,000,000 to be designated the “5.75% Notes Due 2040”, and all action on the part of the Company necessary to authorize the issuance of the Notes (as hereinafter defined) under the Original Indenture and this Second Supplemental Indenture has been duly taken; and
     WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and completed, authenticated and delivered by the Trustee as provided in the Original Indenture and this Second Supplemental Indenture, the valid and binding obligations of the Company and to constitute these presents a valid and binding supplemental indenture and agreement according to its terms, have been done and performed;
     NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:
     That in consideration of the premises and of the acceptance and purchase of the Notes by the holders thereof and of the acceptance of this trust by the Trustee, the Company covenants and agrees with the Trustee, for the equal benefit of holders of the Notes (as hereinafter defined), as follows:
ARTICLE ONE
DEFINITIONS
     Except to the extent such terms are otherwise defined in this Second Supplemental Indenture or the context clearly requires otherwise, all terms used in this Second Supplemental

Indenture which are defined in the Original Indenture or the form of Note, attached hereto as Exhibit A, have the meanings assigned to them therein.
     In addition, as used in this Second Supplemental Indenture, the following terms have the following meanings:
     “Change of Control” means the occurrence of any one of the following:
     (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to the Company or one of its Subsidiaries;
     (2) the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of the Company, measured by voting power rather than number of shares;
     (3) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Voting Stock of the Company outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person immediately after giving effect to such transaction, measured by voting power rather than number of shares;
     (4) the first day on which the majority of the members of the Board of Directors of the Company cease to be Continuing Directors; or
     (5) the adoption of a plan relating to the liquidation or dissolution of the Company.
     “Change of Control Repurchase Event” means the Notes cease to be rated Investment Grade by at least two of the three Rating Agencies on any date during the period (the “Repurchase Period”) commencing 60 days prior to the first public announcement of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Repurchase Period will be extended following consummation of a Change of Control for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings change). Unless at least two of the three Rating Agencies are providing a rating for the Notes at the commencement of any Repurchase Period, the Notes will be deemed to have ceased to be rated Investment Grade by at least two of the three Rating Agencies during that Repurchase Period. Notwithstanding the foregoing, no Change of Control Repurchase Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

     “Commission” means the U.S. Securities and Exchange Commission.
     “Continuing Director” means, as of any date of determination, any member of the Board of Directors of the Company (i) who was a member of such Board of Directors on October 1, 2010; or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Fitch” means Fitch Inc., a subsidiary of Fimalac, S.A., and its successors.
     “Global Note” means a single permanent fully-registered global note in book-entry form, without coupons, substantially in the form of Exhibit A attached hereto.
     “Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P); and a rating of BBB- or better by Fitch (or its equivalent under any successor rating category of Fitch).
     “Issue Date” means the date on which the Notes are originally issued.
     “Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.
     “Notes” means the 5.75% Notes Due 2040 originally issued on the Issue date and any other 5.75% Notes Due 2040 issued after the Issue Date in accordance with clause (ii) of Section 2.3 hereof treated as a single series of securities for all purposes, as amended or supplemented from time to time in accordance with the terms of this Second Supplemental Indenture and the Original Indenture, that are issued pursuant to this Second Supplemental Indenture.
     “Rating Agency” means each of Moody’s, S&P and Fitch; provided, that if any of Moody’s, S&P and Fitch ceases to provide rating services to issuers or investors, the Company may appoint a replacement for such Rating Agency that is reasonably acceptable to the Trustee under the Indenture.
     “Repurchase Period” means the period commencing 60 days prior to the first public announcement by the Company of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Repurchase Period will be extended following consummation of a Change of Control for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings change).
     “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

     “Voting Stock” of any specified Person as of any date means the capital stock of such Person that is at the time entitled to vote generally in the election of the Board of Directors of such Person.
ARTICLE TWO
TERMS AND ISSUANCE OF THE 5.75% NOTES DUE 2040
     Section 2.1. Issue of Notes. A series of Securities which shall be designated the “5.75% Notes Due 2040” shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, the terms, conditions and covenants of, the Original Indenture, as amended, and this Second Supplemental Indenture (including the form of Notes set forth hereto as Exhibit A). The aggregate principal amount of the Notes which may be authenticated and delivered under this Second Supplemental Indenture shall not, except as permitted by the provisions of the Original Indenture, initially exceed $350,000,000; provided that the Company may from time to time or at any time, without the consent of the Holders of the Notes, issue additional Notes, which additional Notes shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the Notes.
     Section 2.2. Form of Notes; Incorporation of Terms. The Notes shall be issued initially in the form of a permanent Global Note, substantially in the form of Exhibit A attached hereto. The Notes may have such notations, legends or endorsements approved as to form by the Company and required, as applicable, by law, stock exchange or depository rule, agreements to which the Company is subject and/or usage. The terms of the Notes set forth in Exhibit A are herein incorporated by reference and are part of the terms of this Second Supplemental Indenture.
     Section 2.3. Execution and Authentication. The Trustee, upon a Company Order and pursuant to the terms of the Original Indenture and this Second Supplemental Indenture, shall authenticate and deliver (i) the Notes for original issue in an initial aggregate principal amount of $350,000,000 and (ii) any additional Notes for original issue after the Issue Date in the amounts specified by the Company. Such Company Order shall specify the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated, whether the Notes are to be Notes for original issue or Notes issued pursuant to clause (ii) above, and the aggregate principal amount of Notes outstanding on the date of authentication. All of the Notes issued under the Original Indenture and this Second Supplemental Indenture shall be treated as a single series for all purposes under the Original Indenture and this Second Supplemental Indenture, including, without limitation, waivers, amendments, and offers to purchase.
     Notwithstanding Sections 202 and 303 of the Original Indenture, the Notes do not require a corporate seal to be reproduced thereon.
     Section 2.4. Depositary for Global Securities. The Depositary for the Securities of the series of which the Notes are a part shall be The Depository Trust Company in the City of New York.
     Section 2.5. Place of Payment. The Place of Payment in respect of the Notes will be at the principal office or agency of the Company in the City of New York, State of New York or at

the office or place of business of the Trustee or its successor in trust under the Original Indenture, which, at the date hereof, is located at 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602.
     Section 2.6. Optional Redemption by the Company. The Notes may be redeemed at the option of the Company on the terms and conditions set forth in the form of Note set forth hereto as Exhibit A.
     Section 2.7. Change of Control Repurchase Event. Upon the occurrence of a Change of Control Repurchase Event, unless the Company has exercised its right to redeem the Notes as described in Section 2.6 hereof, each Holder of the Notes will have the right to require the Company to purchase all or a portion of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, subject to the rights of Holders of Notes on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date.
     Within 30 days following the date upon which the Change of Control Repurchase Event occurred, or at the Company’s option, prior to any Change of Control but after the public announcement of the pending Change of Control, the Company will be required to send, by first class mail, a notice to each Holder of Notes, with a copy to the Trustee, which notice will govern the terms of the Change of Control Offer. Such notice will state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”). The notice, if mailed prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date. Holders of Notes electing to have Notes purchased pursuant to a Change of Control Offer will be required to surrender their Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent at the address specified in the notice, or transfer their Notes to the paying agent by book-entry transfer pursuant to the applicable procedures of the Paying Agent, prior to the close of business on the third Business Day prior to the Change of Control Payment Date.
     The Company will not be required to make a Change of Control Offer if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the Company and such third party purchases all Notes properly tendered and not withdrawn under its offer.
ARTICLE THREE
MISCELLANEOUS
     Section 3.1. Execution as Supplemental Indenture. This Second Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture and, as provided in the Original Indenture, this Second Supplemental Indenture forms a part thereof.

     Section 3.2. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof, or with a provision of the Original Indenture, which is required to be included in this Second Supplemental Indenture, or in the Original Indenture, respectively, by any of the provisions of the Trust Indenture Act, such required provision shall control.
     Section 3.3. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.
     Section 3.4. Successors and Assigns. All covenants and agreements by the Company in this Second Supplemental Indenture shall bind its successors and assigns, whether so expressed or not.
     Section 3.5. Separability Clause. In case any provision in this Second Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     Section 3.6. Benefits of Second Supplemental Indenture. Nothing in this Second Supplemental Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Second Supplemental Indenture.
     Section 3.7. Execution and Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
     Section 3.8. Governing Law. This Second Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, all as of the day and year first above written.

SONOCO PRODUCTS COMPANY

By
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Name:
Title:

EXHIBIT A
[FORM OF FACE OF NOTES]
     [IF THE SECURITY IS TO BE A GLOBAL SECURITY, INSERT — UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
     THIS SECURITY IS A GLOBAL SECURITY AS REFERRED TO IN THE INDENTURE HEREINAFTER REFERENCED AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY IN DEFINITIVE FORM, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]
SONOCO PRODUCTS COMPANY
5.75% NOTES DUE 2040

$350,000,000

NO. 1	CUSIP 835495 AJ 1
     SONOCO PRODUCTS COMPANY, a corporation duly organized and existing under the laws of the State of South Carolina (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of THREE HUNDRED FIFTY MILLION DOLLARS ($350,000,000) on November 1, 2040, and to pay interest thereon from November 1, 2010, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on May 1 and November 1 in each year, commencing May 1, 2011, at the rate of 5.75% per annum, until the principal hereof is paid or made available for payment (assuming a 360-day year consisting of twelve 30-day months). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the April 15 or October 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.
     Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, or by wire transfer to the Person entitled thereto.
     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed and attested.
Dated: [•], 2010

SONOCO PRODUCTS COMPANY

By:

Attest:			Name:

	Secretary		Title:

CERTIFICATE OF AUTHENTICATION
     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

The Bank of New York Mellon Trust Company, N.A., As Trustee
By:
Date: [•], 2010		Authorized Officer

[FORM OF REVERSE OF NOTES]
SONOCO PRODUCTS COMPANY
5.75% Notes due 2040
     This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of June 15, 1991, as supplemented by a Second Supplemental Indenture, dated as of [•], 2010 (as so supplemented, herein called the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A. and as successor to The Bank of New York), as successor Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, which series is initially limited in aggregate principal amount to $350,000,000; provided that the Company may from time to time or at any time, without the consent of Holders of the Securities of this series, issue additional Notes. Such additional Notes shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the Notes.
     At any time prior to the date that is six months prior to the maturity date of the Securities, the Securities will be redeemable in whole at any time or in part from time to time, at the Company’s option, at a redemption price equal to the greater of (i) 100% of the principal amount of the Securities, or (ii) as determined by the Quotation Agent (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest on the Securities (not including any portion of those payments of interest accrued as of the redemption date) discounted to the redemption date on a semi-annual basis assuming a 360-day year consisting of twelve 30-day months at the Treasury Rate (as defined below) plus 30 basis points plus, in each case, accrued and unpaid interest on the Securities to, but not including, the redemption date.
     At any time on or after the date that is six months prior to the maturity date of the Securities, the Securities will be redeemable at any time or from time to time, in whole or in part, at the Company’s option, at a redemption price equal to 100% of the principal amount of the Securities to be redeemed plus accrued and unpaid interest on the Securities, calculated assuming a 360-day year consisting of twelve 30-day months, to, but not including, the redemption date.
     “Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of a selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities.
     “Comparable Treasury Price” means, with respect to any redemption date, (i) the average of the Reference Treasury Dealer Quotations for that redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotation, or (ii) if the Trustee obtains fewer than three Reference Treasury Dealer Quotations, the average of the quotations.

     “Reference Treasury Dealer” means (i) Banc of America Securities LLC and its successors and a Primary Treasury Dealer (defined herein) selected by Wells Fargo Securities, LLC and its successors; however, if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company will substitute another Primary Treasury Dealer; and (ii) any two other Primary Treasury Dealers selected by the Company.
     “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by the Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding the redemption date.
     “Quotation Agent” means the Reference Treasury Dealer appointed by the Company.
     “Treasury Rate” means, with respect to any redemption date, the annual rate equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.
     In the case of a partial redemption, selection of the Securities for redemption will be made pro rata, by lot or such other method as the Trustee in its sole discretion deems appropriate and fair; however, any redemption relating to a public equity offering of equity securities will be made on a pro rata basis or on as nearly a pro rata basis as practicable (subject to the Depositary’s procedures). No Securities of a principal amount of $1,000 or less will be redeemed in part. Notice of any redemption will be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each holder of the Securities to be redeemed at its registered address. If any Securities are to be redeemed in part only, the notice of redemption that relates to the Securities will state the portion of the Securities to be redeemed. New Securities in principal amounts of $1,000 equal to the unredeemed portion of the Securities will be issued in the name of the holder of the Securities upon surrender for cancellation of the original Securities. Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Securities or the portions of the Securities called for redemption.
     Upon the occurrence of a Change of Control Repurchase Event (as defined in the Indenture) each Holder of the Securities will have the right to require the Company to redeem the Securities on the terms and conditions set forth in the Indenture.
     If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.
     The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness on this Security and (b) certain restrictive covenants upon compliance by the

Company with certain conditions, set forth therein, which provisions apply to the Securities of this series.
     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.
     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
     The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.
     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.
     The Securities of this series are not subject to any sinking fund.
     The Securities of this series shall be governed by and construed in accordance with the laws of the State of New York.
     All capitalized terms used but not defined in this Security shall have the meanings assigned to them in the Indenture.
[BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

OPTION OF HOLDER TO ELECT PURCHASE
     If you want to elect to have this Security purchased by Sonoco Products Company pursuant to Section 2.7 (Change of Control Repurchase Event) of the Indenture, check the box below:
[     ] Section 2.7
     If you want to elect to have only part of the Security purchased by Sonoco Products Company pursuant to Section 2.7 of the Indenture, state the amount you elect to have purchased:
$

Date:	Your Signature:

(Sign exactly as your name appears on the Security)
Tax Identification Number:
Signature guarantee:
(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)